Birner Dental Management Services, Inc. Announces Earnings For 3Q 2013

DENVER, Nov. 14, 2013 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and nine months ended September 30, 2013. For the quarter ended September 30, 2013, revenue increased $352,000, or 2.2%, to $16.1 million. The Company's earnings before interest, taxes, depreciation, amortization, and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") decreased $689,000, or 44.4%, to $862,000 for the quarter ended September 30, 2013. Net income for the quarter ended September 30, 2013 decreased $382,000, or 99.8%, to $1,000 compared to $383,000 for the quarter ended September 30, 2012. Earnings per share decreased to $0.0 for the quarter ended September 30, 2013 compared to $0.21 for the quarter ended September 30, 2012.

During the quarter ended September 30, 2013 there was a remeasurement and subsequent write down of contingent liabilities by $196,000, which was recognized as other income.

For the nine months ended September 30, 2013, revenue increased $1.4 million, or 3.0%, to $49.1 million. The Company's Adjusted EBITDA decreased $519,000, or 12.7%, to $3.6 million for the nine months ended September 30, 2013. Net income for the nine months ended September 30, 2013 decreased $412,000, or 49.4%, to $422,000 compared to $834,000 for the nine months ended September 30, 2012. Earnings per share decreased to $0.23 for the nine months ended September 30, 2013 compared to $0.45 for the nine months ended September 30, 2012.

The remeasurement and subsequent write down of contingent liabilities by $196,000 was recognized as other income during the nine months ended September 30, 2013.

Since the beginning of the fourth quarter of 2012, the Company has opened three de novo offices: in Tucson, Arizona in the fourth quarter of 2012; in Erie, Colorado in the fourth quarter of 2012; and in Loveland, Colorado in July 2013. The Company has leased space for two additional de novo offices: in Monument, Colorado, anticipated to open in the fourth quarter of 2013; and in Fort Collins, Colorado, anticipated to open in the second quarter of 2014. The Company is also evaluating and negotiating leases on additional sites throughout its markets. Additionally, the Company has signed new leases for the relocation and modernization of two of its offices: in Denver, Colorado, which opened in September 2013; and in Albuquerque, New Mexico, anticipated to open in the first quarter of 2014. During the nine months ended September 30, 2013, the Company completed remodels and/or relocations on two of its offices and converted seven additional offices to digital radiography.

Fred Birner, Chief Executive Officer of the Company, stated that "While the decrease in Adjusted EBITDA for the third quarter of 2013 was disappointing, particularly in light of the increased revenue in the quarter, it reflects our substantial investments in the Company, not only in capital projects as noted above but also personnel and training. We have yet to see the corresponding returns but believe we are doing the right thing for long term growth and value."

During the first nine months of 2013, the Company had capital expenditures of approximately $3.5 million, paid approximately $1.2 in dividends to its shareholders and increased total bank debt outstanding by approximately $2.4 million. The Company's outstanding bank debt increased because of the Company's development of de novo offices and its commitment to upgrading its existing offices through extensive remodels and/or office relocations and its continued commitment to converting its offices to digital radiography.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico and Arizona. The Company currently manages 66 dental offices, of which 37 were acquired and 29 were de novo developments. The Company currently has 121 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended September 30, 2013 on Thursday, November 14, 2013 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-866-598-9773 and refer to Confirmation Code 5572821 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on November 14, the rebroadcast number is 1-888-203-1112 with the pass code of 5572821. This rebroadcast will be available through November 27, 2013.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2012		2013		2012		2013
REVENUE:
Dental practice revenue	$ 14,214,489		$ 14,654,444		$ 43,341,132		$ 44,830,421
Capitation revenue	1,494,934		1,406,627		4,343,406		4,271,244
	15,709,423		16,061,071		47,684,538		49,101,665

DIRECT EXPENSES:
Clinical salaries and benefits	8,823,264		9,653,405		26,912,387		29,059,351
Dental supplies	689,283		701,332		2,078,765		2,139,576
Laboratory fees	751,534		775,255		2,303,063		2,333,963
Occupancy	1,401,550		1,498,608		4,137,110		4,410,146
Advertising and marketing	353,004		280,516		1,730,667		858,753
Depreciation and amortization	725,719		855,544		2,060,675		2,513,788
General and administrative	1,249,314		1,294,460		3,694,149		3,562,103
	13,993,668		15,059,120		42,916,816		44,877,680

Contribution from dental offices	1,715,755		1,001,951		4,767,722		4,223,985

CORPORATE EXPENSES:
General and administrative	1,018,319	(1)	1,109,573	(1)	3,205,073	(2)	3,512,392	(2)
Depreciation and amortization	41,308		50,016		118,467		145,767

OPERATING INCOME/(LOSS)	656,128		(157,638)		1,444,182		565,826

OTHER INCOME (EXPENSE)
Change in fair value of contingent liabilities	-		196,000		-		196,000
Interest (expense), net	(28,018)		(36,795)		(76,796)		(70,307)

INCOME BEFORE INCOME TAXES	628,110		1,567		1,367,386		691,519
Income tax expense	244,963		612		533,281		269,693

NET INCOME	$ 383,147		$ 955		$ 834,105		$ 421,826

Net income per share of Common Stock - Basic	$ 0.21		$ 0.00		$ 0.45		$ 0.23

Net income per share of Common Stock - Diluted	$ 0.21		$ 0.00		$ 0.45		$ 0.23

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.66		$ 0.66

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,841,817		1,851,598		1,839,788		1,851,150

Diluted	1,851,445		1,863,783		1,849,842		1,861,421

(1) Corporate expense - general and administrative includes $127,621 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended September 30, 2012 and  $114,291 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended September 30, 2013.

(2) Corporate expense - general and administrative includes $472,585 of stock-based compensation expense pursuant to ASC Topic 718 for the nine months ended September 30, 2012 and  $351,873 of stock-based compensation expense pursuant to ASC Topic 718 for the nine months ended September 30, 2013.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
ASSETS	2012	2013
CURRENT ASSETS:
Cash and cash equivalents	$ 1,112,511	$ 1,888,440
Accounts receivable, net of allowance for doubtful
accounts of approximately $304,000 and $341,000, respectively	2,614,152	3,883,657
Notes receivable	165,718	149,268
Deferred tax asset	205,693	274,086
Income tax receivable	442,630	-
Prepaid expenses and other assets	482,297	675,448

Total current assets	5,023,001	6,870,899

PROPERTY AND EQUIPMENT, net	7,894,333	9,432,789

OTHER NONCURRENT ASSETS:
Intangible assets, net	10,193,488	9,518,010
Deferred charges and other assets	158,316	165,508

Total assets	$ 23,269,138	$ 25,987,206

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 1,919,457	$ 2,287,800
Accrued expenses	1,640,076	1,777,825
Accrued payroll and related expenses	1,718,417	2,352,055
Income taxes payable	-	35,694
Current maturities of long-term debt	400,000	33,033

Total current liabilities	5,677,950	6,486,407

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,997,808	2,939,036
Long-term debt, net of current maturities	6,074,042	9,088,180
Other long-term obligations	1,547,369	937,499

Total liabilities	16,297,169	19,451,122

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,842,402 and 1,851,598 shares issued and outstanding, respectively	329,236	692,438
Retained earnings	6,642,733	5,843,646

Total shareholders' equity	6,971,969	6,536,084

Total liabilities and shareholders' equity	$ 23,269,138	$ 25,987,206

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income and subtracting the change in fair value of contingent liabilities as in the table below.

	Quarters		Nine Months
	Ended September 30,		Ended September 30,
	2012	2013	2012	2013
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$383,147	$955	$834,105	$421,826
Add back:
Depreciation and amortization - Offices	725,719	855,544	2,060,675	2,513,788
Depreciation and amortization - Corporate	41,308	50,016	118,467	145,767
Stock-based compensation expense	127,621	114,291	472,585	351,873
Interest expense, net	28,018	36,795	76,796	70,307
Income tax expense	244,963	612	533,281	269,693
Less:
Change in fair value of contingent liabilities	-	(196,000)	-	(196,000)

Adjusted EBITDA	$1,550,776	$862,213	$4,095,909	$3,577,254